                                                                     Exhibit 4.D


THE SECURITIES REPRESENTED BY THIS STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                                        NO._____________________
                                               Commencing Date: October 17, 1997
                                               Expiration Date: October 17, 2000

                             STOCK PURCHASE WARRANT

                            TO PURCHASE COMMON SHARES
                                       OF
                                   ZILA, INC.

THIS CERTIFIES that, for value received (the "INVESTOR") is entitled to subscribe for and purchase from Zila, Inc., incorporated under the laws of the State of Delaware (hereinafter called the "COMPANY"), at the price of $9.915 per share, subject to adjustment as provided herein (the "EXERCISE PRICE") at any time during the three year period commencing OCTOBER 17, 1997 and ending OCTOBER 17, 2000 up to ____________ fully paid and non-assessable shares of Common Stock of the Company, par value ($.001) per share (hereinafter called "COMMON STOCK"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth; provided, however, that in no event shall the holder be entitled to exercise this Warrant to the extent that (a) the number of shares of Common Stock beneficially owned by such holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or the unexercised or unconverted portion of any other securities of the Company (including the Company's Series A Redeemable Convertible Preferred Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (b) the number of shares of Common Stock issuable upon exercise of this Warrant (or portion thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (a) hereof. Except as provided in the immediately succeeding sentence, the restrictions set forth above in this paragraph may not be amended without the consent of the holder of this Warrant and the holders of a majority of the Company's then outstanding Common Stock. The holder hereof may waive the restrictions set forth above by written notice to the Company upon not less than sixty one (61) days prior notice (with such waiver taking effect only upon the expiration of such sixty one (61) day notice period).
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      This Warrant is one of the Warrants (the "WARRANTS") issued pursuant to
Section 1 of that certain Securities Purchase Agreement dated as of October __, 1997, among the Company and the Buyers referred to therein (the "PURCHASE AGREEMENT").

      The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement of even date herewith (the "REGISTRATION RIGHTS AGREEMENT") by and between the Company and the Investor, as well as applicable federal and state securities laws.

1. (a) The rights represented by this warrant may be exercised by the holder hereof, in whole or part (but not as to a fractional share of Common Stock), by delivery of written notice in the form of Exhibit A attached hereto, the surrender of this Warrant (properly endorsed if required) at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company at any time within the period above named) and upon payment to it by certified check, cashiers check or wire transfer of the Exercise Price of such shares. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock as purchased shall be delivered to the holder hereof at the Company's expense (including, without limitation, the payment by it of any applicable stock transfer or stock issuance tax) within three (3) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The holder thereof shall be deemed for all corporate purposes to have become the holder of record of such shares of Common Stock immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise and any applicable taxes is made, irrespective of the date of delivery of certificates evidencing such shares of Common Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open. In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional shares of Common Stock, then in such event the number of shares to be issued shall be rounded up or down to the nearest whole share and no fractional shares shall be issued.

      (b) In the case of a dispute as to the determination of the Exercise Price of this Warrant or the last reported sale price (as reported by Bloomberg) of a security or the arithmetic calculation of the shares of Common Stock to be received upon exercise, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one business day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon any such disputed item within one day of such disputed determination or arithmetic calculation being submitted to the holder,


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then the Company shall immediately submit via facsimile the disputed determination or arithmetic calculation to its independent, outside accountant. The Company shall cause the accountant to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such or accountant's determination shall be deemed conclusive absent manifest error.

      (c) If the Company shall fail for any reason or for no reason to issue to the holder on a timely basis as described in this Section 1, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to paragraph 1(a) hereof, the Company shall, in addition to any other remedies under this Warrant or the Purchase Agreement or otherwise available to such holder, including any indemnification under Section 8 of the Purchase Agreement, pay as additional damages in cash to such holder on each day that such exercise is not timely effected in an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and, in the event the Company has failed to timely deliver a new Warrant, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and (B) the highest Closing Bid Price (as defined in the Company's Certificate of Designations) of the Company's Common Stock from the time the holder delivered its exercise notice to the Company to the time the Company properly delivers such shares of Common Stock to the holder.

      (d) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. No impairment of the designations, preferences and rights of the Preferred Shares contained in the Company's Certificate of Designations or any waiver thereof which has an adverse effect on the rights granted hereunder shall be given effect until the Company has taken appropriate action (satisfactory to the holders of all of the Warrants) to avoid such adverse effect with respect to this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

2. The Company represents and warrants that this Warrant has been duly authorized and validly issued and is enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting


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
creditors' rights, whether at law or in equity). The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of from taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will at its expense expeditiously upon each such reservation of shares procure the listing thereof (subject to issuance of notice of issuance) on all stock exchanges, if any, on which such shares are then listed. The Company further covenants and agrees that the Company shall maintain the listing of any shares of Common Stock issuable upon the exercise of this Warrant if and so long as any Warrant is outstanding or any shares of Common Stock issued upon exercise of any Warrant are held by an Investor or any transferee of an Investor (unless the Common Stock is de-listed pursuant to Section 3(g) of the Certificate of Designations).

3.       The above provisions are, however, subject to the following:

         (a) In the event that the Company shall declare any dividend or other distribution upon its outstanding Common Stock payable in Common Stock or shall subdivide its outstanding shares of Common Stock into a greater number of shares, then the number of shares of Common Stock which may thereafter be purchased upon the exercise of the rights represented hereby shall be increased in proportion to the increase through such dividend or subdivision and the Exercise Price per share shall be decreased in such proportion. In the event that the Company shall at any time combine the outstanding shares of its Common Stock into a smaller number of shares, the number of shares of Common Stock which may thereafter be purchased upon the exercise of the rights represented hereby shall be decreased in proportion to the decrease through such combination and the Exercise Price per share shall be increased in such proportion.

         (b) In the event that the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or surplus (other than paid-in surplus) or otherwise than in Common Stock, the Exercise Price per share in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of the Common or, in the case of any other dividend, to the fair value thereof share of the Common Stock as determined by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.


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         (c) If any capital reorganization or reclassification of the Common
Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the Exercise Price per share and of the number of shares of Common Stock purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. Any such shares of stock, securities or assets which the holder hereof may be entitled to purchase pursuant to this paragraph (c) shall be included within the term "COMMON STOCK" as used herein.

         (d) Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of the rights represented hereby and/or of the Exercise Price per share, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (e)  In case at any time:

            (i) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends paid at an established annual rate) to the holders of its Common Stock;

            (ii) the Company shall offer for subscription pro rata to the holders of its common stock any additional shares of stock of any class or other rights;


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      (iii) there shall be any capital reorganization or reclassification of the
      Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

      (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the holders of this warrant:

      (aa) at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and, in the case of any such dividend, distribution or subscription rights such notice shall also specify the date on which the holders of Common Stock shall be entitled thereto; and

      (bb) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty days' prior written notice of the date when the same shall take place, and said notice shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be; and,

      (cc) each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

4. This Warrant shall be transferable only on the books of the Company by the holder hereof in person, or by duly authorized attorney on surrender of this Warrant properly assigned.

5. The holder represents that this Warrant is being acquired with no present intention of selling or distributing any Common Stock received upon the exercise hereof, unless registered under Federal and applicable state laws or pursuant to an exemption from such registration.

6. Neither this Warrant, nor the shares of Common Stock issuable hereunder, have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the laws of any other jurisdiction, and neither this Warrant nor the Warrant shares may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless so registered, or unless an exemption from registration is available pursuant to law.


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
      The sale, assignment or other disposition of this Warrant and the shares of Common Stock issuable hereunder are further restricted by Rule 144, promulgated by the Securities and Exchange Commission.

      The certificate or certificates representing the Common Stock issued upon the exercise of this Warrant will bear and be subject to a legend in substantially the following form:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AVAILABLE EXEMPTION FROM SUCH REGISTRATION."

7. The corporation laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

8. This Warrant shall be deemed an original even in the event it shall be a carbon copy or shall be mechanically reproduced, so long as it bears the original signatures of the designated corporate officers.

9. This Warrant may be assigned at any time, in whole or in part, to an affiliate of the holder hereof without the consent of the Company. Assuming the conditions of Section 6 above regarding registration or exemption have been satisfied, the holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. The holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by the holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.


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10. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         to the Company:            Zila, Inc.
                                    5227 North 7th Street
                                    Phoenix, AZ 85014-2800
                                    Attention:  Mr. Joseph Hines
                                    Facsimile No.: 602/234-2264

      to the Investor at the address or facsimile number set forth below on the signature page hereto.

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving prior written notice of such change in the manner provided for giving notice as set forth herein.

11. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

12. The holder shall deliver to the Company, along with the original Warrant, the "Form of Warrant Exercise" in order to exercise the Warrant, attached hereto as Exhibit A.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers as of the 17th day of October, 1997, the original issue date.

                                    ZILA, INC.


                                    /s/ Joseph Hines
                                    ------------------------
                                    Joseph Hines
                                    President
ATTEST:


/s/ Janice L. Backus
-----------------------------
Janice L. Backus
Corporate Secretary


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
EXHIBIT A

                            FORM OF WARRANT EXERCISE


I/we hereby exercise Zila, Inc. Common Stock Purchase Warrant #_________________

(a)   Number of shares of Zila common stock
      covered in Purchase Warrant #___________                #_________________

(b)   Total Exercise price ($______ per share)                #_________________



__________________________________              ________________________________
Signature                                       Social Security No.

_______________________________________________
Name (please print)

________________________________________________________________
Address
________________________________________________________________


_____________________________________________
Telephone Number

I wish to register my shares of Zila Common stock as follows:

      a.  (  )  Individual Ownership
      b.  (  )  Husband and Wife as Community Property
      c.  (  )  Joint Tenants w/Right to Survivorship (JTROS)
      d.  (  )  Tenants in Common
      e.  (  )  Other _______________________________________________

Dated: ________________________________19_______.


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EXHIBIT B


                               FORM OF ASSIGNMENT


      (To be executed by the registered Warrant Holder desiring to transfer the Warrant)


      FOR VALUED RECEIVED, the undersigned holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ________________ shares of the Common Stock of Zila, Inc. evidenced by the attached Warrant and does hereby irrevocably constitute and appoints Zila's Corporate Secretary to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: __________________________ 19 ____


_________________________________________
Signature

Fill in for new Registration of Warrant:

_________________________________________
Name

_________________________________________
Address
_________________________________________


_________________________________________
Please print name and address of assignee
(including zip code number)

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.


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